Exhibit 99.1

Report of Independent Auditor

To the Board of Directors and Shareholders of
Wheeler Real Estate Investment Trust, Inc.

Report on the Statement
We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Brook Run (the “Property”) for the years ended December 31, 2014 and 2013.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of these Statements, in accordance with accounting principles generally accepted in the United States of America, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statements referred to above present fairly, in all material respects, the revenue and certain operating expenses of the Property for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As further discussed in Note 1, on June 2, 2015, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler REIT, L.P., completed the acquisition of the Property.

The accompanying Statements were prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP
Virginia Beach, Virginia
July 13, 2015

Brook Run
Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 (unaudited) and the Years Ended December 31, 2014 and 2013

	Three Months Ended	Years Ended December 31,
	March 31, 2015	2014	2013
	(unaudited)
REVENUES:
Rental income	$489,890	$1,579,560	$1,670,779
Tenant reimbursements and other income	77,904	371,050	374,677

Total Revenues	567,794	1,950,610	2,045,456

CERTAIN OPERATING EXPENSES:
Property operating	83,027	294,174	279,400
Real estate taxes	33,133	132,533	132,533
Repairs and maintenance	11,159	84,724	111,915
Other	16,674	21,220	61,299

Total Certain Operating Expenses	143,993	532,651	585,147

Excess of Revenues Over Certain Operating Expenses	$423,801	$1,417,959	$1,460,309

See accompanying notes to statements of revenues and certain operating expenses.

Brook Run
Notes to Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 (unaudited) and the Years Ended December 31, 2014 and 2013

1. Business and Contribution and Assumption Agreement

On May 10, 2013, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of Wheeler Real Estate Investment Trust, L.P. (the “Operating Partnership”), entered into a Contribution and Assumption Agreement (the “Agreement”) to acquire the membership interests of Brook Run (the “Property”), a 147,738 square foot shopping center located in Richmond, Virginia for a purchase price of approximately $18.5 million. On June 2, 2015, the Operating Partnership completed the acquisition. The Property is 92% occupied and is anchored by a Martin's Food Store which occupies approximately 40% of the total rentable square feet of the center through a lease that was originally for 20 years and is currently in its second five-year option period expiring in August 2020 with three five-year options remaining.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated by the Securities and Exchange Commission, and are not intended to be a complete presentation of the Property’s revenues and expenses. Certain operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Expenses such as depreciation and amortization are excluded from the accompanying Statements. The Statements have been prepared on the accrual basis of accounting which requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting periods. Actual results may differ from those estimates.

3. Revenues

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of March 31, 2015 (unaudited) and December 31, 2014 and 2013:

Tenant	March 31, 2015	December 31, 2014	December 31, 2013
	(unaudited)
Martin's	30.0%	31.5%	31.0%
Fitness Evolution	23.2%	18.4%	21.0%
CareMore Medical Enterprises	13.8%	14.5%	13.0%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of March 31, 2015 (unaudited) and December 31, 2014 and 2013.

Brook Run
Notes to Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2015 (unaudited) and the Years Ended December 31, 2014 and 2013
(continued)

3. Revenues (continued)

           The weighted average remaining lease terms for tenants at the property was 5.18 years as of March 31, 2015 (unaudited). Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding CAM and percentage rent based on tenant sales volume, as of March 31, 2015 (unaudited) and December 31, 2014 were as follows:

		Years Ending December 31,
	Twelve Months Ending March 31,
	(unaudited)
2015	—	1,596,254
2016	1,592,617	1,512,084
2017	1,492,945	1,447,709
2018	1,387,748	1,234,291
2019	1,219,109	1,193,188
Thereafter	2,524,949	1,629,837

	$8,217,368	$8,613,363

The above schedule takes into consideration all renewals and new leases executed subsequent to March 31, 2015 through the date of this report.

4. Related party transactions

The Property has entered into agreements with Wheeler Real Estate, LLC ("Wheeler Real Estate") and Wheeler Interests, LLC ("Wheeler Interests"), affiliates of the Operating Partnership, in connection with the management of the rental operations and management of the Property. The Property's management fees are 3% of monthly gross receipts and the asset management fees are 2% of monthly gross receipts. Property and asset management fees for the three months ended March 31, 2015 and the years ended December 31, 2014 and 2013 were as follows:

Three Months Ended	Years Ended
March 31, 2015	December 31, 2014	December 31, 2013
(unaudited)
$21,897	$97,656	$103,416

5. Subsequent Events

Management has evaluated all events and transactions that occurred after December 31, 2014 up through July 13, 2015, the date the financial statements were available to be issued, and are not aware of any events that have occurred subsequent to December 31, 2014 that would require additional adjustments to or disclosures in the Statements.